As filed with the Securities and Exchange Commission on June 3, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________
AMERIGROUP Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	54-1739323
(State of Incorporation)	(I.R.S. Employer Identification No.)

4425 Corporation Lane
Virginia Beach, Virginia 23462
(757) 490-6900
(Address of Principal Executive Offices) (Zip Code)

AMERIGROUP Corporation Employee Stock Purchase Plan
(Full Titles of the Plan)

Nicholas J. Pace
Executive Vice President and General Counsel
AMERIGROUP Corporation
4425 Corporation Lane
Virginia Beach, Virginia 23462
(757) 490-6900
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	Amount to be	Offering Price	Aggregate Offering	Registration
to be Registered	Registered(1)	Per Share(2)	Price	Fee
Common Stock, par value $0.01 per share	1,200,000 shares	$68.55	$82,260,000	$9,551

(1) Represents 1,200,000 shares of common stock, par value $0.01 per share (the “Common Stock”) of AMERIGROUP Corporation (the “Registrant”) issuable pursuant to the Registrant’s Employee Stock Purchase Plan (the “Plan”). The maximum number of shares which may be issued under the Plan is subject to equitable adjustment upon the occurrence of certain events pursuant to the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the occurrence of any such corporate transaction or event.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h) under the Securities Act as follows: the fee is calculated on the basis of the average of the high and low sale prices per share of Common Stock as quoted on the New York Stock Exchange on May 26, 2011 (within 5 business days prior to filing this registration statement).

PART I
PART II
Item 3. Incorporation of Documents By Reference
Item 4. Description of Securities
Item 5. Interests of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
Item 7. Exemption From Registration Claimed
Item 8. Exhibits
Item 9. Required Undertakings
SIGNATURES
Exhibit Index
EX-5.1
EX-23.1
EX-24.1
EX-24.2
EX-24.3
EX-24.4
EX-24.5
EX-24.6
EX-24.7
EX-24.8
EX-24.9
EX-24.10

PART I
     The documents containing the information specified in Part I on Form S-8 will be delivered to participants in the Plan in accordance with Form S-8 and Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents By Reference
     The following documents which have been filed by the Registrant with the Commission, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this registration statement as of their respective dates.
(1)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010, as amended by Form 10-K/A, filed on May 13, 2011.

(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011.

(3)	The Registrant’s Current Reports on Form 8-K filed on February 15, 2011, March 14, 2011, April 1, 2011, May 17, 2011 and May 31, 2011.

(4)	The Registrant’s Proxy Statement on Schedule 14A dated March 30, 2011, filed on March 30, 2011.

(5)	The Registrant’s Form 8-A filed with the Commission on December 20, 2002 pursuant to Section 12(b) of the Exchange Act, including any amendment or reports filed for the purpose of updating such information.
     All documents filed or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities described herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents with the Commission. Any statement in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities
     Not Applicable.
Item 5. Interests of Named Experts and Counsel
     The validity of the issuance of the shares of common stock to be registered in connection with this registration statement will be passed upon by Nicholas J. Pace, Executive Vice President, General Counsel and Secretary of AMERIGROUP Corporation (“AMERIGROUP” or “the Registrant”). Mr. Pace directly or indirectly owns 35,346 shares of common stock of the Registrant and has options to acquire an aggregate of 24,358 shares of common stock of the Registrant.
Item 6. Indemnification of Directors and Officers
     Section 102 of the Delaware General Corporation Law (“DGCL”) as amended allows a corporation to eliminate or limit the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.
     Section 145 of the DGCL provides, among other things, that the Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of AMERIGROUP) by reason of the fact that the person is or was a director, officer, agent or employee of AMERIGROUP or is or was serving at the Registrant’s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner which the person reasonably believed to be in the best interest, or not opposed to the best interest, of AMERIGROUP, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The power to indemnify applies to actions brought by or in the right of AMERIGROUP as well but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to AMERIGROUP, unless the court believes that in light of all the circumstances indemnification should apply.
     Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
     As permitted by Delaware law, Article Sixth of the Registrant’s Amended and Restated Certificate of Incorporation, a copy of which is filed as Exhibit 3.1 to the Registration Statement on Form S-3, as amended (File No. 333-108831), includes a provision that eliminates, to the maximum extent permitted by Delaware law, the personal liability of the Registrant’s directors for monetary damages for breach of fiduciary duty as a director. This provision in the Amended and Restated Certificate of Incorporation does not eliminate the directors’ fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the Federal securities laws or state or Federal environmental laws.
     As permitted by Delaware law, Article Seventh of the Registrant’s Amended and Restated Certificate of Incorporation provides that (1) the Registrant is required to indemnify its directors and officers to the fullest extent authorized or permitted by law, subject to certain very limited exceptions; (2) the Registrant is permitted, to the extent authorized by its board of directors, to provide rights to indemnification to its employees and agents similar to those conferred to its directors and officers; (3) the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to certain very limited exceptions; and (4) the rights conferred in the Amended and Restated Certificate of Incorporation are not exclusive.
     As permitted by Delaware law, the Registrant’s Amended and Restated By-Laws, a copy of which is filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 14, 2008, provides that (1) the Registrant is required to indemnify its directors and officers to the fullest extent authorized by the DGCL, subject to certain very limited exceptions; (2) the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to certain very limited exceptions; and (3) the rights to indemnification conferred in the Amended and Restated By-Laws are not exclusive.
     As permitted by Delaware law, the Registrant has entered into indemnification agreements with all of its directors and executive officers, in addition to the indemnification provided for in the Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.
     The indemnification provisions contained in the Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated By-laws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the Registrant maintains insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.
Item 7. Exemption From Registration Claimed.
     Not Applicable.
Item 8. Exhibits.

5.1	Opinion of Nicholas J. Pace, Esq.

23.1	Consent of KPMG LLP with respect to the financial statements of the Registrant

23.2	Consent of Nicholas J. Pace, Esq. (included with Exhibit 5.1)

24.1	Power of Attorney for Thomas E. Capps

24.2	Power of Attorney for Jeffrey B. Child

24.3	Power of Attorney for Emerson U. Fullwood

24.4	Power of Attorney for Kay Coles James

24.5	Power of Attorney for William J. McBride

24.6	Power of Attorney for Uwe E. Reinhardt, Ph.D.

24.7	Power of Attorney for Richard D. Shirk

24.8	Power of Attorney for Hala Moddelmog

24.9	Power of Attorney for John W. Snow

24.10	Power of Attorney for Joseph W. Prueher

99.1(1)	AMERIGROUP Corporation’s Employee Stock Purchase Plan

(1)	Previously filed as an exhibit to the Proxy Statement on March 30, 2011, and incorporated herein by reference.
Item 9. Required Undertakings.
     (a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Virginia Beach, State of Virginia, on this 3rd day of June, 2011.

AMERIGROUP Corporation
By:	/s/ James G. Carlson
Name: James G. Carlson
Title: President and Chief
Executive Officer
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ James G. Carlson James G. Carlson	Chairman, Chief Executive Officer and President (Principal Executive Officer)	June 3, 2011

/s/ James W. Truess James W. Truess	Chief Financial Officer and Executive Vice President (Principal Financial Officer)	June 3, 2011

/s/ Margaret M. Roomsburg Margaret M. Roomsburg	Chief Accounting Officer and Senior Vice President (Principal Accounting Officer)	June 3, 2011

* Thomas E. Capps	Director	June 3, 2011

* Jeffrey B. Child	Director	June 3, 2011

* Emerson U. Fullwood	Director	June 3, 2011

* Kay Coles James	Director	June 3, 2011

* William J. McBride	Director	June 3, 2011

* Uwe E. Reinhardt, Ph.D.	Director	June 3, 2011

* Richard D. Shirk	Director	June 3, 2011

* Hala Moddelmog	Director	June 3, 2011

Signatures	Title	Date

* John W. Snow	Director	June 3, 2011

* Joseph W. Prueher	Director	June 3, 2011
* Nicholas J. Pace, by signing his name hereto, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission as part of this Registration Statement.

Date: June 3, 2011	/s/ Nicholas J. Pace Attorney-in-Fact

2

Exhibit Index

5.1	Opinion of Nicholas J. Pace, Esq.

23.1	Consent of KPMG LLP with respect to the financial statements of the Registrant

23.2	Consent of Nicholas J. Pace, Esq. (included with Exhibit 5.1)

24.1	Power of Attorney for Thomas E. Capps

24.2	Power of Attorney for Jeffrey B. Child

24.3	Power of Attorney for Emerson U. Fullwood

24.4	Power of Attorney for Kay Coles James

24.5	Power of Attorney for William J. McBride

24.6	Power of Attorney for Uwe E. Reinhardt, Ph.D.

24.7	Power of Attorney for Richard D. Shirk

24.8	Power of Attorney for Hala Moddelmog

24.9	Power of Attorney for John W. Snow

24.10	Power of Attorney for Joseph W. Prueher

99.1(1)	AMERIGROUP Corporation’s Employee Stock Purchase Plan

(1)	Previously filed as an exhibit to the Proxy Statement on March 30, 2011, and incorporated herein by reference.